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Exhibit 10.12








                                 AMENDMENT NO. 1


                          Dated as of October 25, 2002


                                       TO


                           STOCK  PURCHASE  AGREEMENT

                                 BY AND BETWEEN

                               PICK-UPS PLUS, INC.
                            (a Delaware Corporation)

                                       AND

                              PUPS INVESTMENT, LLC
                      (a Florida Limited Liability Company)

                           Dated as of March 14, 2002

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                                 AMENDMENT NO. 1
                                       TO
                            STOCK PURCHASE AGREEMENT


          AMENDMENT NO. 1 (this "Amendment") to the Stock Purchase Agreement dated as of March 14, 2002, by and between Pick-Ups Plus, Inc., a Delaware corporation and PUPS Investment, LLC, a Florida limited liability company (the "Agreement"). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Agreement.

          WHEREAS, pursuant to the Agreement, the Company agreed to issue and sell to Investor, and Investor agreed to purchase from the Company an aggregate of Five Hundred Thousand and 00/100 Dollars ($500,000.00) of the Company's Common Stock (the "Shares"), from time to time in accordance with a schedule of purchases and sales set forth in Exhibit B to the Agreement;

WHEREAS, Investor is not in full compliance with Paragraph 2.1 of the Agreement with respect to the purchase of Shares in the aggregate amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00);

WHEREAS, pursuant to Paragraph 2.2 of the Agreement, Investor has an option to purchase from the Company, up to an additional Five Hundred Thousand and 00/100 Dollars ($500,000.00) of the Company's Common Stock at a per share exercise price of 03/100 Dollars ($0.03) on or before December 31, 2002;

WHEREAS, Investor and/or its agent ("Agent") have performed significant and valuable services to the Company, without compensation, since February 1, 2002;

WHEREAS, pursuant to Paragraphs 8.3 and 8.8 of the Agreement, the Company desires to (i) waive Investor's non-compliance with Paragraph 2.1 of the Agreement, and (ii) (a) to amend the Agreement to extend the time for the purchase of shares under Paragraph 2.1 of the Agreement, and (b) to extend the expiration date of the optional purchase right under Paragraph 2.2 of the Agreement, upon the terms and conditions hereinafter set forth;

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company's stockholders for the Company to enter into the transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Board of Directors of the Company has, in light of and upon the terms and subject to the conditions set forth herein, resolved to approve and adopt this Agreement and the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the foregoing premises, the services Investor and/or Agent has provided to the Company without compensation since February 1, 2002, and the agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE II

                           SALE AND PURCHASE OF SHARES

     Paragraphs  2.1  and  2.2  of  the Agreement are hereby amended as follows:

     2.1 Sale and Purchase of Shares. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Company agrees to issue and sell to Investor, and Investor agrees to purchase from the Company, from time to time in accordance with the schedule of purchases and sales set forth on amended Exhibit B hereto, an aggregate of Two Hundred Thousand and 00/100 Dollars ($200,000.00) of the Company's Common Stock. The number of Shares to be purchased by Investor and the purchase price per Share to be paid by Investor is as set forth on amended Exhibit B hereto.

     2.2 Optional Purchase of Future Shares. Commencing on the date hereof for the period up to or before December 31, 2003, Investor shall have the right, but shall not be obligated to, from time to time, purchase from the Company, up to an additional Five Hundred Thousand and 00/100 Dollars ($500,000.00) of the Company's Common Stock (the "Future Shares"). In the event that Investor, upon the terms and conditions contained herein, exercises its right to purchase Future Shares, the Company hereby agrees to issue Future Shares to Investor at a per share price of 03/100 Dollars ($0.03). Investor agrees at no time during the option period will he purchase or hold more than 9.9% of the company's common stock





                            [Signature page follows.]

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IN  WITNESS  WHEREOF,  each  of  the  Company  and  the Investor has caused this
Amendment to the Agreement to be executed by their respective representative duly authorized, all as of the date first above written.

          The Company:
          PICK-UPS PLUS, INC.


             /s/ Sean Fitzgerald
     By:     ______________________________________
          Sean Fitzgerald, Its President



          Investor:
          PUPS INVESTMENT, LLC


             /s/ William Angell
     By:     ______________________________________
          William Angell, Its Managing Member

SPA - Amendment No. 1.doc
     Exhibit B of the Agreement is hereby amended as follows:



                                    EXHIBIT B
                           TO STOCK PURCHASE AGREEMENT
                           DATED AS OF MARCH 14, 2002



                 SCHEDULE OF STOCK PURCHASES AND PURCHASE PRICES


   DATE OF PURCHASES     AGGREGATE PURCHASE PRICE     NUMBER OF SHARES     PRICE
                                                                         PER SHARE

Closing Date              $150,000 (1)                   7,500,000     $.02

March 15, 2002             $50,000                       2,000,000     $.025

March 31, 2002            $100,000                       4,000,000     $.025

April 15, 2003             $50,000                       2,000,000     $.025

April 30, 2003            $100,000                       4,000,000     $.025

May 15, 2003               $50,000                       2,000,000     $.025

TOTALS                    $500,000                      21,500,000           -


_______
1 Prior to the Closing Date of this Agreement, various loans in the aggregate amount of One Hundred Twenty Five Thousand and 00/100 Dollars ($125,000.00) were made to the Company between January 29, 2002 and March 13, 2002. Upon the execution of this Agreement, such loans shall terminate and all such funds shall represent a prepayment on the Aggregate Purchase Price due on the Closing Date.


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